Exhibit 99.2

Cervalis Holdings LLC

and Subsidiary

Consolidated Financial Report

December 31, 2014, 2013 and 2012

Contents

Independent Auditor’s Report	1-2

Financial Statements

Consolidated balance sheets	3

Consolidated statements of operations	4

Consolidated statements of changes in members’ (deficiency) equity	5

Consolidated statements of cash flows	6-7

Notes to consolidated financial statements	8-27

Independent Auditor’s Report

To the Audit Committee

Cervalis Holdings LLC

Norwalk, Connecticut

Report on the Financial Statements

We have audited the accompanying financial statements of Cervalis Holdings LLC and Subsidiary, which comprise the balance sheets as of December 31, 2014, 2013 and 2012, and the related statements of related consolidated statements of operations, changes in members’ (deficiency) equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cervalis Holdings LLC as of December 31, 2014, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Member of the RSM International network of Independent accounting, tax and consulting firms.

Emphasis of Matter

As described in Note 3 to the financial statements, the 2014, 2013 and 2012 consolidated financial statements have been restated to give effect to the adjustments and reclassifications noted therein.

/s/ McGladrey LLP

New York, New York

March 31, 2014, except for the restatement described in
Note 3 to the consolidated financial statements, as to
which the date is June 15, 2015

Cervalis Holdings LLC and Subsidiary

Consolidated Balance Sheets

(in thousands)

	As of December 31,
	2014	2013	2012
	(As Restated)	(As Restated)	(As Restated)
Assets
Current Assets
Cash and cash equivalents	$1,889	$3,045	$2,691
Accounts receivable, less allowance for doubtful accounts of $93, $96 and $99 in year 2014, 2013 and 2012 respectively	5,612	5,297	4,225
Note receivable	286	255	227
Prepaid expenses	1,570	1,208	1,088
Other assets, current	1,385	226	837
Deferred costs	832	562	—
Total current assets	11,574	10,593	9,068
Property and Equipment, Net	183,180	188,925	155,609

Other Assets
Long-term portion of other assets	2,080	1,680	1,193
Long-term portion of prepaid expenses	23	32	31
Long-term portion of note receivable	2,485	2,771	3,026
Rental security deposits	7,568	8,445	6,383
Long-term portion of deferred costs	1,853	1,689	2,936
Total other assets	14,009	14,617	13,569
Total assets	$208,763	$214,135	$178,246

Liabilities and Members’ (Deficiency) Equity
Current Liabilities
Accounts payable	$2,364	$363	$67
Accrued expenses	5,507	5,484	4,024
Accrued fixed assets	959	7,501	—
Customer deposits	463	81	28
Note payable	3,450	2,000	305
Deemed landlord financing	1,218	1,001	850
Capital leases	500	378	829
Deferred revenue	7,893	7,775	6,850
Total current liabilities	22,354	24,583	12,953

Long-Term Liabilities
Long-term portion of accrued expenses	1,477	—	—
Long-term portion of note payable	162,550	163,000	30,042
Long-term portion of deemed landlord financing	98,677	96,629	89,899
Long-term portion of capital leases	1,025	341	399
Long-term portion of deferred revenue	643	1,051	1,101
Total long-term liabilities	264,372	261,021	121,441

Commitments and Contingencies

Members’ (Deficiency) Equity	(77,963)	(71,469)	43,852

Total liabilities and members’ (deficiency) equity	$208,763	$214,135	$178,246

See Notes to Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Consolidated Statements of Operations

(in thousands)

	Year Ended December 31,
	2014	2013	2012
	(As Restated)	(As Restated)	(As Restated)

Net Sales	$69,050	$64,268	$58,235
Cost of Services (including depreciation expense of $21,478, $14,346 and $13,095 as of December 31, 2014, 2013 and 2012, respectively)	50,602	40,449	36,515

Gross profit	18,448	23,819	21,720

Operating Expenses
General and administrative expenses	4,040	4,373	5,155
Selling expenses	2,869	3,053	2,337
Total operating expenses	6,909	7,426	7,492

Income from operations	11,539	16,393	14,228

Other Income (Expense)
Interest income	383	423	424
Interest expense	(18,315)	(20,641)	(9,919)
Other income	—	—	3
Total other expense	(17,932)	(20,218)	(9,492)

Net (loss) income	$(6,393)	$(3,825)	$4,736

See Notes to Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Consolidated Statements of Changes in Members’ (Deficiency) Equity

(in thousands)

	Preferred	Common	Total
	Members’	Members’	Members’
	(Deficiency)	(Deficiency)	(Deficiency)
	Equity	Equity	Equity

Members’ Equity, January 1, 2012 (As Restated)	$39,068	$(51)	$39,017
Member distributions	—	(54)	(54)
Member contributions	153	—	153
Net income	4,736	—	4,736
Members’ Equity, December 31, 2012 (As Restated)	43,957	(105)	43,852
Member distributions	(103,972)	(7,524)	(111,496)
Net loss	(3,825)	—	(3,825)
Members’ (Deficiency), December 31, 2013 (As Restated)	(63,840)	(7,629)	(71,469)
Member distributions	(1)	(100)	(101)
Net loss	(6,393)	—	(6,393)

Members’ (Deficiency), December 31, 2014 (As Restated)	$(70,234)	$(7,729)	$(77,963)

See Notes to Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2014	2013	2012
	(As Restated)	(As Restated)	(As Restated)
Cash Flows From Operating Activities
Net (loss) income	$(6,393)	$(3,825)	$4,736
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	21,079	14,216	13,015
Amortization of deferred costs	710	604	1,084
Deferred revenue	(290)	876	552
Write-off of deferred financing costs	—	1,587	—
Changes in assets and liabilities:	—	—	—
Increase in accounts receivable	(315)	(1,072)	(747)
Decrease in note receivable	255	227	200
Increase in prepaid expenses and deferred costs - commissions	(353)	(120)	368
Increase in other assets	(1,559)	(713)	(730)
Increase in customer deposits	382	53	(1,087)
Accretion of deemed landlord financing	(5,339)	68	641
Increase in accounts payable	2,001	295	(2,471)
(Increase) decrease in accrued expenses	(349)	2,198	94
Net cash provided by operating activities	9,829	14,394	15,656

Cash Flows From Investing Activities
Return of security deposits	870	2,354	1,500
Funding of security deposits	—	(4,412)	(3,724)
Interest receivable on security deposits	7	(4)	—
Purchase of property and equipment	(8,637)	(33,957)	(13,683)
Payments for buyout of leased equipment	(2,225)	—	—
Net cash used in investing activities	(9,985)	(36,019)	(15,907)

Cash Flows From Financing Activities
Payments made on capital leases	(755)	(509)	(337)
Proceeds from note payable	5,000	165,000	179
Payments made on note payable	(4,000)	(30,348)	(431)
Deferred financing costs	(1,144)	(668)	(1,328)
Member contributions	—	—	153
Member distributions	(101)	(111,496)	(54)
Net cash (used in) provided by financing activities	(1,000)	21,979	(1,818)

(Continued)

Cervalis Holdings LLC and Subsidiary

Consolidated Statements of Cash Flows (Continued)

(in thousands)

	Year Ended December 31,
	2014	2013	2012
	(As Restated)	(As Restated)	(As Restated)

Net (decrease) increases in cash and cash equivalents	$(1,156)	$354	$(2,069)

Cash and Cash Equivalents
Beginning	3,045	2,691	4,759

Ending	$1,889	$3,045	$2,691

Summary of Noncash Items
Acquisition of fixed assets under capital leases	$1,560	$490	$986

Noncash deemed landlord financing	$7,230	$6,813	$35,985

Accrued fixed assets	$959	$7,501	$—

Supplemental Cash Flow Information
Cash paid for interest related to long-term debt	$11,788	$8,167	$2,521

Cash paid for interest related to deemed landlord financing	$6,440	$6,823	$5,492

See Notes to Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 1.           Organization

Cervalis Holdings LLC (Holdings LLC) was formed on August 10, 2010, as a Delaware limited liability company for the purposes of obtaining an equity investment from outside investors. Following the formation of Holdings LLC, the members of Cervalis LLC (Operating LLC) contributed their ownership interests in Operating LLC to Holdings LLC.

Cervalis LLC is a data center operator and a provider of information technology (IT) infrastructure solutions and web hosting including business continuity/disaster recovery, managed hosting, managed security, managed storage, networking and telecommunications and colocation services. Cervalis LLC performs its operations through its data-centers and recovery-centers in Connecticut, New York and New Jersey.

Note 2.           Summary of Significant Accounting Policies

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Holdings LLC and its 100% owned subsidiary, Cervalis LLC (herein collectively referred to as the Company). All operations of the Company reside at the operating company level of Cervalis LLC and all equity contributions of the Company were reflected at the Cervalis Holdings LLC entity level. Holdings LLC contains no assets or liabilities. All intercompany balances and transactions have been eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. While management believes the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates.

Financial instruments: The Company’s principal financial instruments are comprised of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, a revolving line of credit, capital leases and notes payable. The carrying value of all financial instruments approximates fair value based upon the maturities of these instruments.

Cash and cash equivalents: The Company considers demand deposits, certificates of deposit, and all highly liquid investments with maturities of three months or less to be cash equivalents.

The Company maintains cash accounts with one financial institution. The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents represent those assets’ fair values. At times, throughout the period, amounts of cash maintained on deposit were in excess of Federal Deposit Insurance Corporation limits.

Revenue recognition: The Company’s revenue streams consist of recurring service fees, setup fees and nonrecurring professional services. Contracts for managed infrastructure solutions and hosting services are generally long-term in nature. Hosting arrangements generally are noncancelable by either party without liquidated damages. Hosting revenues are recognized ratably over the contractual period as services are performed. Setup fees are amortized and recognized over the estimated customer relationship life. Incremental fees for excess bandwidth usage and other consumption-based items are billed and recognized as revenue in the period that customers utilize such services. Payments received and billings made in advance of providing hosting services are deferred until the services are provided.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 2.           Summary of Significant Accounting Policies (Continued)

Professional services revenues generally are recognized as the services are rendered, provided that no significant obligations remain and collection of the receivable is considered probable. Substantially all of the professional services contracts call for billings on a time and materials basis.

Cost of services: Cost of services consisted of the following for the years ended December 31:

	2014	2013	2012
	(As Restated)	(As Restated)	(As Restated)

Salaries, wages and benefits	$6,548	$6,352	$5,432
Facilities-related expenses	5,346	3,930	3,722
Utilities and equipment costs	17,679	15,990	14,396
Cost of services, excluding depreciation	29,573	26,272	23,550
Depreciation	21,029	14,177	12,965
Total cost of services	$50,602	$40,449	$36,515

Accounts receivable: Accounts receivable are stated net of an allowance for doubtful accounts which approximates those assets’ fair value. The Company estimates the allowance based on historical write-off activity and analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay.

Advertising costs: The Company expenses advertising costs as incurred. Advertising costs were $327, $310, and $289 for the years ended December 31, 2014, 2013 and 2012, respectively.

Feasibility expenses: The Company expenses data-center feasibility costs as incurred. Included in general and administrative expenses, the feasibility costs were $260, $102, and $579 for the years ended December 31, 2014, 2013 and 2012, respectively.

Impairment of long-lived assets: Long-lived assets are reviewed for impairment and reduced to fair value whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. There have been no such impairments at December 31, 2014, 2013 and 2012.

Property and equipment: Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated lives of the assets, which are as follows:

Furniture and fixtures	5 years
Machinery and equipment	7 years
Computer equipment and software	3 to 5 years
Buildings	30 years

Leasehold improvements are depreciated over the shorter of the estimated useful lives of the assets or the lease term, currently one to twenty-one years. On retirement or disposal, cost and related accumulated depreciation are removed from the accounts, and gain or loss, if any, is recorded in the loss for the period.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 2.           Summary of Significant Accounting Policies (Continued)

Leases: The Company leases real estate for use as data centers and recovery centers and is often responsible for constructing nonstandard tenant improvements (e.g. HVAC systems or other structural improvements). As a result of this involvement, the Company is deemed the “owner” for accounting purposes during the construction period and is required to capitalize the construction costs on their Balance Sheet. Upon completion of the project, the Company performs a sale-leaseback analysis pursuant to Accounting Standards Codification (ASC) 840 to determine if they can remove the assets from their Balance Sheet. In many of their leases, the Company is not reimbursed for the construction costs, which is generally considered “continuing involvement” which preclude the Company from derecognizing the constructed assets from their Balance Sheet when construction is complete.

In such cases, the Company capitalize the landlord’s construction costs, including the value of costs incurred up to the date the leases are executed (e.g., the building “shell”) and costs incurred during the remainder of construction period, as such costs are incurred; these costs are included in construction in progress. Interest, property taxes and certain labor costs are also capitalized during the construction of an asset. These costs are depreciated over the estimated useful life of the related assets.

When construction is complete, the asset is placed in service and depreciation commences. Leased real estate for which the Company is deemed the accounting owner is depreciated to the lesser of (i) its estimated salvage value at the end of the term or (ii) the expected amount of the unamortized obligation at the end of the term. The Company will continue to account for the landlord’s asset as if they are the legal owner, and the financing obligation, similar to other debt, until the lease expires or is modified to remove the continuing involvement that prohibits de-recognition. Once de-recognition is permitted, the Company would be required to account for the lease as either operating or capital in accordance with ASC 840. As of December 31, 2014, 2013 and 2012, the Company has not derecognized any landlord assets or associated financing obligations.

Stock-unit-based compensation: The Company accounts for stock-unit-based compensation in accordance with the Financial Accounting Standards Board (the FASB) ASC Topics 718 and 505, Share-Based Payments, which requires that compensation cost related to share-based payment transactions be recognized as operating expense in the consolidated financial statements (see Note 15). The Company recognizes compensation cost for awards with only service conditions that have a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Income taxes: The Company is a limited liability company and is taxed under the provisions of Subchapter K - Partners and Partnerships of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the members include their respective shares of the Company’s net operating income or loss in their individual returns.

Fair value measurements: The Fair Value Measurements Topic of the FASB ASC defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined under this guidance as assumptions market participants would use in pricing an asset or liability.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 2.           Summary of Significant Accounting Policies (Continued)

This guidance establishes three levels of the fair value hierarchy as follows:

Level 1                  Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The types of investments in Level 1 include available-for-sale securities traded on a national securities exchange. These securities are stated at the last reported sales price on the day of valuation. The Company’s Level 1 investments consist of money market funds.

Level 2                  Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly, and fair value that is determined through the use of models or other valuation methodologies. Investments in this category generally include less liquid and restricted equity securities, certificates of deposit and certain over-the-counter derivatives. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

Level 3                  Inputs that are unobservable for the asset or liability and that include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation. Investments in this category generally include equity and debt positions in private companies. The Company has no Level 3 investments.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The Company’s Level 1 investments consist of $1,889, $3,045, and $2,691 in money market accounts as of December 31, 2014, 2013 and 2012, respectively, and are included in cash and cash equivalents on the consolidated balance sheets.

The fair value of deemed landlord financing arrangements as of March 31, 2015 and December 31, 2014 was calculated using a discounted cash flow model that incorporates current borrowing rates for obligations of similar duration. These fair value measurements are considered Level 2 of the fair value hierarchy.

Financed receivable: The Company adheres to the provisions of Accounting Standards Update (ASU) 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowances for Credit Losses, which requires disaggregated information about the credit quality of its financing receivables and its allowance for credit losses. Finance receivables are carried at their contractual amount and charged off against the allowance for credit losses when management determines that recovery is unlikely and the Company ceases collection efforts. The Company’s sole finance receivable consists of the note receivable described in Note 4. As of December 31, 2014, 2013 and 2012, there was no allowance for credit losses on the note receivable.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 2.           Summary of Significant Accounting Policies (Continued)

Recently issued accounting pronouncement: In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The amendments supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts, and create new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. The core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2014-09 are effective for fiscal years ending after December 15, 2017. The Company is currently evaluating the impact of the pending adoption of the ASU on its consolidated financial statements.

Subsequent events: On April 28, 2015, Holdings LLC entered into an Agreement and Plan of Merger (the Merger Agreement) by and among Holdings LLC, Jupiter Merger Sub LLC (Merger Sub), LDG Holdings LLC, and CyrusOne LP (CyrusOne), a publicly held provider of enterprise data center solutions, pursuant to which Merger Sub merged with and into the Holdings LLC with Holdings LLC continuing as the surviving entity and a wholly-owned subsidiary of CyrusOne.

Note 3.           Restatement of Previously Issued Consolidated Financial Statements

The Company leases space for its data centers and recovery centers under long-term noncancelable lease arrangements from unrelated third parties. Historically, the Company accounted for all building leases as operating leases under which they were not considered the owner of the leased asset.

When the Company leases real estate for use as data centers and recovery centers, they are often responsible for constructing nonstandard tenant improvements (e.g. HVAC systems or other structural improvements). As a result of this involvement, the Company is deemed the “owner” for accounting purposes during the construction period, so are required to capitalize the construction costs on the Balance Sheet. Following a review of the Company’s lease accounting practices in 2015, the Company corrected its method of accounting for certain data center leases where the Company was considered the owner during the construction period to capitalize within construction in progress the landlord’s construction costs, including the value of costs incurred up to the date we execute our lease (e.g., the building shell) and costs incurred during the remainder of construction period, as such costs are incurred and to recognize a financing obligation for construction costs incurred by the landlord.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 3.           Restatement of Previously Issued Consolidated Financial Statements (Continued)

The consolidated balance sheets as of December 31, 2014, 2013 and 2012, and the related consolidated statements of operations, changes in members’ (deficiency) equity and cash flows for the fiscal years ended December 31, 2014, 2013 and 2012 have been restated for the identified corrections. The effects of the restatements are as follows:

	As of and for the Year Ended
	December 31, 2014
	As Previously
	Reported	Adjustments	As Restated
Consolidated Balance Sheet
Property and equipment, net	$94,264	$88,916	$183,180
Total assets	119,847	88,916	208,763
Deemed landlord financing	—	1,218	1,218
Total current liabilities	21,136	1,218	22,354
Long-term portion of accrued expenses	11,765	(10,288)	1,477
Long-term portion of deemed landlord financing	—	98,677	98,677
Total long-term liabilities	175,983	88,389	264,372
Members’ (deficiency) equity	(77,272)	(691)	(77,963)
Total liabilities and members’ (deficiency) equity	119,847	88,916	208,763

Consolidated Statement of Operations
Cost of services	$58,257	$(7,655)	$50,602
Gross profit	10,793	7,655	18,448
Income from operations	3,884	7,655	11,539
Interest expense	(11,875)	(6,440)	(18,315)
Total other expense	(11,492)	(6,440)	(17,932)
Net (loss)/income	(7,608)	1,215	(6,393)

(Deficiency) Equity
Net (loss) income	$(7,608)	$1,215	$(6,393)
Preferred members’ (deficiency)/equity	(69,543)	(691)	(70,234)
Total members’ (deficiency)/equity	(77,272)	(691)	(77,963)

Consolidated Statement of Cash Flows
Net (loss) income	$(7,608)	$1,215	$(6,393)
Depreciation	19,781	1,298	21,079
Accretion of deemed landlord financing	—	(5,339)	(5,339)
(Increase) decrease in accrued expenses	(3,175)	2,826	(349)
Noncash deemed landlord financing	—	7,230	7,230
Cash paid for interest related to deemed landlord financing	—	6,440	6,440

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 3.           Restatement of Previously Issued Consolidated Financial Statements (Continued)

	As of and for the Year Ended
	December 31, 2013
	As Previously
	Reported	Adjustments	As Restated
Consolidated Balance Sheet
Property and equipment, net	$100,663	$88,262	$188,925
Total assets	125,873	88,262	214,135
Accrued expenses	5,487	(3)	5,484
Deemed landlord financing	—	1,001	1,001
Total current liabilities	23,585	998	24,583
Long-term portion of accrued expenses	7,459	(7,459)	—
Long-term portion of lease liability	—	96,629	96,629
Total long-term liabilities	171,851	89,170	261,021
Members’ (deficiency) equity	(69,563)	(1,906)	(71,469)
Total liabilities and members’ (deficiency) equity	125,873	88,262	214,135

Consolidated Statement of Operations
Cost of services	$45,704	$(5,255)	$40,449
Gross profit	18,564	5,255	23,819
Income from operations	11,138	5,255	16,393
Interest expense	(14,818)	(5,823)	(20,641)
Total other expense	(14,395)	(5,823)	(20,218)
Net (loss)/income	(3,257)	(568)	(3,825)

(Deficiency) Equity
Net (loss) income	$(3,257)	$(568)	$(3,825)
Preferred members’ (deficiency)/equity	(61,934)	(1,906)	(63,840)
Total members’ (deficiency)/equity	(69,563)	(1,906)	(71,469)

Consolidated Statement of Cash Flows
Net loss	$(3,257)	$(568)	$(3,825)
Depreciation	14,085	131	14,216
Accretion of deemed landlord financing	—	68	68
(Increase) decrease in accrued expenses	1,829	369	2,198
Noncash deemed landlord financing	—	6,813	6,813
Cash paid for interest related to deemed landlord financing	—	6,823	6,823

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 3.           Restatement of Previously Issued Consolidated Financial Statements (Continued)

	As of and for the Year Ended
	December 31, 2012
	As Previously
	Reported	Adjustments	As Restated
Consolidated Balance Sheet
Property and equipment, net	$73,291	$82,318	$155,609
Total assets	95,928	82,318	178,246
Accrued expenses	4,053	(29)	4,024
Deemed landlord financing	—	850	850
Total current liabilities	12,132	821	12,953
Long-term portion of accrued expenses	7,064	(7,064)	—
Long-term portion of deemed landlord financing	—	89,899	89,899
Total long-term liabilities	38,606	82,835	121,441
Members’ (deficiency) equity	45,190	(1,338)	43,852
Total liabilities and members’ (deficiency) equity	95,928	82,318	178,246

Consolidated Statement of Operations
Cost of services	$41,406	$(4,891)	$36,515
Gross profit	16,829	4,891	21,720
Income from operations	9,337	4,891	14,228
Interest expense	(4,427)	(5,492)	(9,919)
Total other expense	(4,000)	(5,492)	(9,492)
Net (loss)/income	5,337	(601)	4,736

(Deficiency) Equity
Net (loss) income	$5,337	$(601)	$4,736
Preferred members’ (deficiency)/equity	45,295	(1,338)	43,957
Total members’ (deficiency)/equity	45,190	(1,338)	43,852

Consolidated Statement of Cash Flows
Net income (loss)	$5,337	$(601)	$4,736
Depreciation	13,176	(161)	13,015
Accretion of deemed landlord financing	—	641	641
(Increase) decrease in accrued expenses	(27)	121	94
Noncash deemed landlord financing	—	35,985	35,985
Cash paid for interest related to deemed landlord financing	—	5,492	5,492

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 4.           Note Receivable

The Company has an agreement with a customer to provide data-center infrastructure, installation and configuration of colocation hosting services over a 10-year period. In accordance with the agreement, the Company financed $3,500 of custom fit out work on behalf of the customer. The customer will pay the note in equal monthly installments of $50 over the 10-year term subject to financing charges at 12% per annum. As of December 31, 2014, 2013 and 2012, the balance on the note was $2,771, $3,026 and 3,253, respectively.

Total note receivable at December 31, 2014, 2013 and 2012 were as follows:

	2014	2013	2012

Total note receivable	$2,771	$3,026	$3,253
Current	286	255	227
Noncurrent portion of note receivable	$2,485	$2,771	$3,026

The credit risk profile based on payment activity:

Performing	$2,771	$3,026	$3,253
Nonperforming	—	—	—
	$2,771	$3,026	$3,253

The aged analysis of the note receivable as at December 31, 2014 is as follows:

			Greater Than
	31-60	61-90	90 Days	Total			Total Note
	Past Due	Past Due	Past Due	Past Due	Current	Not Yet Due	Receivable
Note receivable	$—	$—	$—	$—	$50	$2,721	$2,771

Note 5.           Deferred Costs

Deferred costs consisted of the following at December 31:

	2014	2013	2012

Financing costs	$1,284	$555	$1,811
Referral commissions	3,523	3,148	3,035
Sales commission	40	—	90
	4,847	3,703	4,936
Less accumulated amortization	2,162	1,452	1,163
Net deferred costs	$2,685	$2,251	$3,773

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 5.           Deferred Costs (Continued)

The deferred financing costs are being amortized to interest expense over the term of the related Term Loan (see Note 10). Amortization expense was $242, $124, and $489 for the years ended December 31, 2014, 2013 and 2012, respectively. In February 2013, in conjunction with Company’s debt financing (see Note 10), the Company wrote off approximately $1,590 of unamortized deferred financing costs related to the extinguishment of term debt. Additionally, during February 2013, the Company capitalized approximately $670 of deferred financing costs related to a new credit facility (see Note 10). In June 2012, in conjunction with the Company’s debt refinancing (see Note 10), the Company wrote off approximately $600 of unamortized deferred financing costs related to the extinguished term debt. Additionally, during June 2012, the Company capitalized approximately $980 of deferred financing costs related to the debt modification on the CAPEX and Delay Draw Term Loan (see Note 10).

The referral and sales commissions are being amortized to commission expense over the term of the related customer contract. Such amounts were $468 and $480, and $455 for the years ended December 31, 2014, 2013 and 2012, respectively.

Note 6.           Property and Equipment

Property and equipment consisted of the following at December 31:

	2014	2013	2012
	(As Restated)	(As Restated)	(As Restated)

Furniture and fixtures	$2,605	$2,242	$2,055
Machinery and equipment	102,880	100,851	65,657
Computer equipment and software	13,774	9,239	8,414
Buildings	64,677	63,397	48,663
Leasehold improvements	46,135	43,613	32,121
Tenant improvements	6,660	5,931	4,546
Construction-in-progress	29,740	25,904	42,188
	266,471	251,177	203,644
Less accumulated depreciation	83,291	62,252	48,035
Net property and equipment	$183,180	$188,925	$155,609

Depreciation expense for the years ended December 31, 2014, 2013 and 2012 was $21,478, $14,346 and $13,095, respectively.

Capitalized interest for the years ended December 31, 2014, 2013, and 2012 was $61, $2,008, and $2,133, respectively.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 7.           Security Deposits

The security deposits identified in the consolidated balance sheets consist of security deposits on the administrative offices, data-centers, and leased equipment. Security deposits consisted of the following as of December 31:

	2014	2013	2012

Data-center	$7,488	$8,245	$6,078
Equipment under lease	—	120	225
Administrative offices	80	80	80
Total security deposits	$7,568	$8,445	$6,383

Note 8.           Accrued Expenses

Accrued expenses consisted of the following at December 31:

	2014	2013	2012
	(As Restated)	(As Restated)	(As Restated)

Deferred rent	$—	$—	$—
Note payable for construction	1,539	—	—
Bonus and commissions	528	1,163	1,129
Referral commissions	397	96	27
Payroll and benefits	368	616	447
Common charges	1,717	1,174	1,151
Accounts payable	1,161	282	646
Professional fees	131	150	122
Lease and network	16	45	26
Interest expense	772	1,517	—
Accrued construction	—	—	151
Other	355	441	325
Total accrued expenses	6,984	5,484	4,024
Less long-term accrued expenses	1,477	—	—
Current portion of accrued expenses	$5,507	$5,484	$4,024

Accrued fixed assets were $959, $7,501, and $151 at December 31, 2014, 2013 and 2012, respectively. The 2014, 2013 and 2012 accrued fixed assets are primarily related to the Company’s Norwalk, Connecticut and Totowa, New Jersey data-center and recovery-center build-out (see Note 9) and was partially funded by the CAPEX Facility (see Note 10).

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 8.           Accrued expenses (Continued)

For financial statement purposes, rent expense is being recorded on a straight-line basis over the lease terms.

In January 2014, the Company entered into a long-term note payable with interest related to a power supply infrastructure build-out project for the Norwalk lease. The note will be paid in equal monthly installments of $9 over a 20-year term. There is no prepayment penalty. The interest rate is 3% for the initial three years and thereafter indexed to the 5-year constant maturity U.S. Treasury Bill plus 2%. The short-term and long-term balances are approximately $62 and $1,477, respectively, and are included in the short-term accrued expenses and long-term accrued expenses, respectively, on the consolidated balance sheet at December 31, 2014.

Note 9.           Lease Obligations

The Company presently leases data-centers and recovery-centers located in Stamford, Connecticut, Wappingers Falls, New York, Totowa, New Jersey, and Norwalk, Connecticut. All of the Company’s facility leases include additional payments for common area and maintenance charges.

Wappingers Falls Data-Center and Recovery-Center, Wappingers Falls, NY: The Wappingers Falls, New York data-center lease was for approximately 72,000 square feet of warehouse space, which houses the data-center and recovery-center. This 10-year lease commenced August 4, 2000 and on April 17, 2007, the Company executed a lease modification and extension agreement related to this lease. Under the agreement, the Company exercised its option to extend the lease term on the original premises for an additional 10 years and agreed to lease an additional 16,000 square feet of space. The agreement calls for increasing rental payments for both the original and additional space, and has a termination date of October 31, 2020.

On June 27, 2008, the Company executed a second lease modification agreement for its data-center facility in Wappingers Falls, New York. The modification provides for an additional 10,000 square feet of rentable space and is coterminous with the lease modification and extension agreement dated April 17, 2007. The modification calls for increasing rental payments over the term of the modification.

On September 25, 2012, the Company executed a third lease amendment for its data center facility in Wappingers Falls, New York. The amendment provides for an additional 5,700 square feet of rentable space and is coterminous with the lease modification and extension agreement dated April 17, 2007. The amendment calls for increasing rental payments over the term of the lease.

The Company maintains approximately $300 related to a security deposit in a money market account. This is included in security deposits on the consolidated balance sheets as of December 31, 2014, 2013 and 2012.

Riverbend Data-Center, Stamford, Connecticut: On October 14, 2006, the Company entered into an agreement to lease property located in Stamford, Connecticut under the terms of an operating lease. The lease is for approximately 30,000 square feet of warehouse space, which houses a data-center. The lease commenced on October 1, 2007 and terminates on October 1, 2017. Under the terms of the agreement, the Company was required to fund a standby letter of credit for $400 with a third-party financial institution as a security deposit with regard to this lease. Such deposit will be released to the landlord upon termination of the lease. The Company has the rights to all interest earned on the security deposit. The lease provides for an additional 10-year renewal option at the discretion of the Company.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 9.           Lease Obligations (Continued)

Riverbend Recovery-Center, Stamford, Connecticut: On November 1, 2007, the Company executed a lease agreement for approximately 10,000 square feet of office space in Stamford, Connecticut dedicated as a work recovery area. The original lease had a term of 10 years, which would have terminated on October 31, 2017, but was amended in May 2012 (see below). Under the terms of the original agreement, the Company was required to fund a standby letter of credit for $150 with a third-party financial institution as a security deposit with regard to the lease. The Company has the rights to all interest earned on the security deposit. The lease calls for increasing rental payments over the term of the lease, and all rental payments are due monthly in advance. The lease provides for an additional 10-year renewal option at the discretion of the Company.

On May 27, 2008, the Company executed the first, second, and third amendment to the November 1, 2007 lease for its work recovery area in Stamford, Connecticut. The amendments provide for an additional 10,000 square feet of rentable space commencing June 1, 2008 and is coterminous with the original lease, which would have terminated on October 31, 2017, but was amended in May 2012 (see below). The amendments allow for the Company to occupy an additional 10,000 square feet in one-third increments effective June 2008, June 2009, and June 2010. The amendments call for increasing rental payments over the term of the amendment, and all payments are due monthly in advance.

On May 4, 2012, the Company executed the fourth, fifth, and sixth amendments to the November 1, 2007 lease for its work recovery area in Stamford, Connecticut. The amendments provide for an additional 10,000 square feet of rentable space commencing August 1, 2012. The amendments allow for the Company to occupy an additional 10,000 square feet in one-third increments effective August 2012, August 2013, and August 2014. The amendments call for increasing rental payments over the term of the amendment, and all payments are due monthly in advance. Along with the increased space, the lease also extended the term 3 years, now terminating on October 31, 2020. In addition, the Company was required to increase the standby letter of credit by $50 bringing the total standby letter of credit balance to $200.

Totowa Data-Center and Recovery-Center, Totowa, New Jersey: On February 13, 2009, the Company entered into an agreement to lease property located in Totowa, New Jersey under the terms of an operating lease. The lease is for approximately 154,000 square feet of warehouse space, which houses a data-center and recovery-center. The lease commenced on July 1, 2009 and terminates on June 30, 2024. Under the terms of the agreement, the Company was required to fund a standby letter of credit for $3,000 with a third-party financial institution as a security deposit with regard to this lease, which was subsequently reduced to $1,500 as per the terms of the agreement. Included in security deposits as of December 31, 2014, 2013 and 2012 is $1,500 for the funded letter of credit. The Company also has a Restoration Obligation due at lease termination in the amount of $1,500, provided, however, that if the Company exercises its first 10-year renewal option, such Restoration Obligation shall be extinguished and the remaining deposit of $1,500 shall be returned to the Company at the expiration of the renewal term. The Company has the rights to all interest earned on the security deposit. The lease provides for two additional 10-year renewal option at the discretion of the Company.

Totowa Recovery-Center, Totowa, New Jersey: In September 2013, the Company executed a lease agreement for approximately 28,000 square feet of office space in Totowa, New Jersey dedicated as a work recovery area. The lease commenced on October 1, 2013 and terminates on February 29, 2020 and calls for increasing rental payments during the lease period. The Company was required to fund a security deposit in the amount of $84 in either cash or a standby letter of credit. The lease provides for an additional 5-year renewal option at the discretion of the Company.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 9.           Lease Obligations (Continued)

Administrative Offices, Shelton, Connecticut: The Company had a lease agreement for approximately 8,000 square feet of office space in Shelton, Connecticut, which expired on October 31, 2014. Under the terms of the agreement, the Company was required to fund a standby letter of credit for $80 with a third-party financial institution as a security deposit with regard to the lease. Such deposit will be released to the landlord upon termination of the lease. The security deposit was returned in February 2015.

Norwalk Data-Center and Recovery-Center, Norwalk, Connecticut: On July 12, 2012, the Company entered into an agreement to lease property located in Norwalk, Connecticut under the terms of an operating lease. The lease is for approximately 168,000 square feet of warehouse space, which houses a data-center and recovery-center. The lease commenced on December 9, 2013 and terminates on March 31, 2035 and calls for increasing rental payments during the lease period. Under the terms of the agreement, the Company was required to fund a standby letter of credit for $8,000 with a third-party financial institution as a security deposit with regard to the lease consisting of $5,000 as “security deposit” under the lease and $3,000 as “Tenant Base Building Security Deposit.” Upon the completion of the Tenant’s Base Building Work, the $3,000 Tenant Base Building Security Deposit shall be released to the Company. The lease also provides an opportunity for the Company to reduce the security Deposit portion under the lease after the 3rd anniversary date of the Rent Commencement Date upon achieving certain annual EBITDA amounts. The minimum security deposit at all times shall not be less than $3,672. The Company has the rights to all interest earned on the security deposit. The lease provides for one additional 10-year renewal option at the discretion of the Company and also provides for the First Opportunity to Purchase Rights to the lease building.

In December 2013, the Company received a refund of $2,250 from the reduction of its standby letter of credit related to the Tenant’s Base Building Security Deposit. In August 2014, the Company received a refund of $750 to complete the release of the Tenant Base Building Security Deposit.

The Company is deemed the accounting owner for all facilities described above, with the exception of the administrative offices in Shelton, Connecticut. Deemed landlord financing obligations for these facilities as of December 31, 2014, 2013 and 2012 were $106,894, $103,918 and $96,441, respectively.

Anticipated future minimum payments for data-center facilities required under the terms of these noncancelable leases are as follows as of December 31:

Deemed
Landlord
Year Ending December 31,	Financing

2015	$8,399
2016	9,842
2017	10,201
2018	10,016
2019	10,192
Thereafter	79,644
$128,294

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 9.           Lease Obligations (Continued)

In addition, the Company maintains several noncancelable operating leases and network contracts primarily for computer equipment and network line access that expire over a three-year period. Expenses for operating leases and network contracts were $4,690, $4,680, and $4,536 for the years ended December 31, 2014, 2013 and 2012, respectively.

The Company also maintains several noncancelable capital leases primarily for computer, telecommunications, and other equipment that expire at various times over a three- to five-year period. At December 31, 2014, 2013 and 2012, the gross amounts of equipment under capital leases, and the related accumulated depreciation included in property and equipment in the consolidated balance sheets are as follows:

	2014	2013	2012
	(As Restated)	(As Restated)	(As Restated)

Computer equipment and software	$7,166	$5,607	$5,117
Machinery and equipment	2,791	2,791	2,791
	9,957	8,398	7,908
Less accumulated depreciation	7,524	6,622	5,680
Net book value	$2,433	$1,776	$2,228

Anticipated future minimum lease obligations under noncancelable operating and capital leases and network contracts are as follows as of December 31, 2014:

Year Ending December 31,	Operating	Capital

2015	$3,758	$546
2016	1,580	520
2017	884	344
2018	353	146
2019	163	60
Total minimum lease payments	$6,738	1,616
Less imputed interest		91
Present value of minimum lease payments		$1,525

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 10.         Term Loans and Lines of Credit

On February 8, 2013, the Company entered into a new credit facility with new lenders consisting of a First Lien (the First Lien) and a Second Lien (the Second Lien), collectively the “Term Loan.” The First Lien consists of (i) a revolving credit facility (the Revolving Credit Facility) (including a letter of credit sub-facility, the Letter of Credit) in a maximum amount not to exceed the Revolving Facility Cap (the Revolving Facility Cap), (ii) a Term Loan (the First Lien Term Loan) in an aggregate original principle amount of $100,000, and (iii) Delayed Draw Term Loan (the Delayed Draw Term Loan) in a maximum aggregate initial funded amount not to exceed $15,000. The Company has the right for additional indebtedness including a new term loan facility (the First Lien Incremental Term Facility) and an increased revolving loan commitment in an amount not to exceed $55,000, less the aggregate principle amount of all incremental loans under the Second Lien Agreement. Proceeds from the First Lien are available to provide funding for the build-out of its Norwalk data-center and for distributions to all members (see Note 12). The maturity date for the Revolving Credit Facility and the First Lien Term Loan is February 8, 2018. Any outstanding Letter of Credit matures the earlier of five business days prior to the scheduled maturity date for the Revolving Credit Facility and one year after its date of issuance provided any Letter of Credit with a one-year term may provide for the renewal of additional one-year periods (which can’t extend beyond the Revolving Credit Facility maturity date).

The outstanding Revolving Credit Facility that are LIBOR Loans and Letter of Credit shall bear interest at an amount equal to LIBOR plus 4.25% per annum, and with respect to Revolving Credit Facility that are Prime Rate loans, an amount equal to Base Rate plus 3.25%. With respect to the First Lien Term Loan or Delayed Draw Term Loan that are LIBOR Loans shall bear interest at an amount equal to LIBOR plus 4.75% per annum, and with respect to First Lien Term Loan or Delayed Draw Term Loan that are Prime Rate Loans, an amount equal to Base Rate plus 3.75% per annum. At December 31, 2013, the interest rate on all outstanding debt under the First Lien Agreement was primarily based on the LIBOR, as elected by the Company, and such rate was LIBOR plus 4.75%. The notes payable are collateralized by all the assets of the Company and include several restrictive financial covenants.

Under the First Lien Agreement, the Company is required to pay unused line fees of 0.5% per annum of the amount equal to the difference between a) the Revolving Facility Cap (end of each day during the preceding calendar quarter), and the sum of the daily average amount of the outstanding principal balance of all revolving advances (end of day) plus the letter of credit usage (end of day in each case for the preceding quarter). The Company is required to pay a Delayed Draw Term Loan Availability Period Fee in an amount equal to 0.75% per annum of the difference between the Delayed Draw Term Loan commitments (end of day) and the daily average sum of the initial principal amount of all delayed draw term loans funded (end of day during the preceding quarter). The Company is required to pay a Letter of Credit Fee at a rate equal to the applicable margin for LIBOR, with respect to the Revolving Credit Facility, with payment due the earlier of the expiration date of the Letter of Credit and surrender of line of credit issuer for cancellation at a rate of 0.125% per annum.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 10.         Term Loans and Lines of Credit (Continued)

The Second Lien consists of a Term Loan (the Second Lien Term Loan) in an original principal amount of $50,000 and an Incremental Term Loan (the Incremental Term Loan). Under the Incremental Term Loan, the borrower has the right to incur additional indebtedness of new term loan facilities of up to $55,000, less all incremental loans from the First Lien. Proceeds from the Second Lien Term Loan are available for capital expenditure, working capital and distributions to all members (see Note 12). The maturity date for the Second Lien facility is February 8, 2019. The Second Lien Term Loan that is a LIBOR loan shall bear interest at an amount equal to LIBOR plus 8.75% per annum with a 1.25% LIBOR floor; and with respect to the Second Lien Term Loan that is a Prime rate loan, an amount equal to Base Rate plus 7.75% per annum. With respect to any Incremental Term Loan, shall bear interest at any applicable interest rate basis agreed upon by the Borrower and Lenders making such Incremental Facility. At December 31, 2014, the interest rate on all outstanding debt under the Second Lien agreement was based on the LIBOR, as elected by the Company, and such rate was 10%. The notes payable are collateralized by all the assets of the Company and include several restrictive financial covenants.

On April 28, 2014, the Company amended both the First and Second Liens. The amended terms provided an expansion add back as defined under the agreement and amendments to various financial covenants.

At December 31, 2014, 2013 and 2012, the outstanding obligation on the Term Loan was $148,000, $150,000 and $19,100, respectively. At December 31, 2014, 2013 and 2012, outstanding borrowings on the Revolving Facility were $3,000, $0 and $0, respectively. At December 31, 2014, 2013 and 2012, the outstanding borrowings on the Delayed Draw Term Loan were $15,000, $15,000 and $0.

Pursuant to the First Lien and Second Lien Agreements, the Company is required to comply with various financial covenants.

Interest expense on the Term Loans, Delayed Draw Term Loan and Revolving Credit Facility was approximately $10,998, $9,116, and $2,315 for the years ended December 31, 2014, 2013 and 2012, respectively.

Anticipated future minimum principal payments on the Term Loan are as follows:

Year Ending December 31,

2015	$3,450
2016	11,500
2017	11,500
2018	89,550
2019	50,000
$166,000

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 11.         Concentration of Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade receivables. At December 31, 2014 and 2013, the Company had accounts receivable from one customer representing approximately 10% and 11%, respectively, of trade receivables. At December 31, 2012, the Company had accounts receivable from two customers representing approximately 23% of trade receivables.

During the years ended December 31, 2014 and 2013, the Company’s revenue from one customer represented approximately 9% and 9%, respectively, of total revenue. During the year ended December 31, 2012, the Company made sales to two customers representing approximately 18% of total revenue.

Note 12.         Related Party

At December 31, 2014, 2013 and 2012, accounts receivable from a Series B unit holder totaled approximately $609, $352 and $275, respectively. During the years ended December 31, 2014, 2013 and 2012, the Company recorded revenues for data center services totaling approximately $3,157, $3,176, and $2,987, respectively, to the Series B unit holder.

Note 13.         Members’ Equity

Cervalis LLC was initially formed on April 4, 2000 as a Delaware single member limited liability company that exists in perpetuity. On August 10, 2010, Holdings LLC was formed in the State of Delaware as a limited liability company. Following the formation, the members of Cervalis LLC contributed ownership interests in Operating LLC to Holdings LLC.

The total authorized units which the Company has authority to issue consist of 986,885 Series A Preferred Units, 600,000 Series B Preferred Units, and 1,710,032 Common Units (the Authorized Number of Common Units), provided that the maximum number of Common Units issued and outstanding at any one time shall be the Authorized Number of Common Units reduced by the number of Common Units Equivalents, as defined in the Amended and Restated Employee Unit Plan, effective as of September 3, 2010 (the Employee Unit Plan) of the Employee Units then issued and outstanding; and 190,004 Equity Incentive Units (the Authorized Number of Equity Incentive Units), provided that the maximum number of Equity Incentive Units issued and outstanding at any one time shall be the Authorized Number of Equity Incentive Units reduced by the number of Employee Units issued under the Cervalis Employee Unit Plan II, as of October 29, 2010 (and, for the avoidance of doubt, not the Employee Units issued under the Employee Unit Plan) then outstanding.

As of December 31, 2014, 2013 and 2012, the Company had 986,885 Series A Preferred Units, 600,000 Series B Preferred Units, 107,029 Common Units, and 182,500 Equity Incentive Units issued and outstanding.

The Company shall make distributions to the members in respect of their Units at any time and from time to time as determined by the board of directors at its sole discretion. To the extent that distributions are made, such distributions shall be distributed to the members in the order of priority. Series B Preferred Unit holders shall rank senior to Series A Preferred Unit holders and Common Unit holders upon liquidation.

Series B Unit Holders are entitled to a “Series B Preferred Amount” equal to $79,256.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 13.         Members’ Equity (Continued)

Each unit of Series B Preferred Units shall be convertible, at the option of the holder, at any time into such number of fully paid and nonassessable shares of Common Units as determined by dividing the Series B Original Issue Price by the Series B Conversion Price. The conversion price may be adjusted upon the occurrence of certain events as disclosed in the Agreement. The initial conversion ratio is set at one-to-one. In order to prevent dilution of the conversion rights, the Series B Conversion Ratio shall be subject to adjustment from time-to-time pursuant to terms of the Members’ Agreement.

Each unit of Series A Preferred Units shall be convertible, at the option of the holder, at any time into such number of fully paid and nonassessable Common Units as determined by dividing the Series A Original Issue Price by the Series A Conversion Price. The conversion price may be adjusted upon the occurrence of certain events as disclosed in the Agreement. The initial conversion is set at one-to-one. In order to prevent dilution of the conversion rights, the Series A Conversion Ratio shall be subject to adjustment from time-to-time pursuant to terms of the Members’ Agreement.

On February 8, 2013, the Second Amended and Restated Members Agreement of Holdings LLC (the Restated Holdings LLC Agreement) was adopted. The purpose and effect of the amendment was to amend and restate the Holdings LLC Agreement (third amended and restated Holdings LLC Agreement) and the limited liability company agreement of Cervalis LLC (seventh amended and restated LLC Agreement) as a performance of the obligations by the lenders of the First Lien Credit Agreement and the Second Lien Credit Agreement for the purposes of effecting a distribution to the Members.

Concurrent with obtaining the funding from the Term Loans (see Note 9), the Company distributed funds totaling $110,000. Approximately $101,600 was distributed pro rata to the Series A and Series B Preferred Unit Holders. Approximately, $7,400 was distributed pro rata to the Common Unit holders. The remaining funds of approximately $1,000 were distributed to the employee unit holders.

Note 14.         Stock-Unit-Based Compensation Plans and Restricted Units

The Cervalis Common Unit Plan (the CUP) and the Cervalis Employee Unit Plan (the EUP) (collectively, the Plans) enable the Managing Company to provide long-term incentive compensation for key employees of Operating LLC who have rendered and continue to render valuable services, and who thereby make important contributions toward its continued growth and success. The Plans provide a means whereby such employees of the Company may be given an opportunity to benefit from growth in the value of the Company via ownership of Common Units.

Units issued under the EUP vest over a three-year period and are forfeited by the employee upon termination. The exercise price of units issued equals the fair value of the units on the date of grant. Units issued are payable only upon a liquidation event as defined by the EUP. As the realization of value of units issued is based upon a performance condition to be determined in the future, the Company has assessed the probability of such event happening as nil as of December 31, 2014, 2013 and 2012. As such, no compensation expense was recorded for the issuance of units during 2014, 2013 or 2012. Such probability will be reviewed at each reporting period, and if probability of such an event becomes likely, the Company will record compensation expense.

Cervalis Holdings LLC and Subsidiary

Notes to Consolidated Financial Statements

(in thousands)

Note 14.         Stock-Unit-Based Compensation Plans and Restricted Units (Continued)

Units issued, forfeited, outstanding and vested under the EUP are as follows:

Number of
Employee
Common
Units

Nonvested at December 31, 2011	18,775
Granted	—
Forfeited	(224)
Nonvested at December 31, 2012	18,551
Granted	24,000
Forfeited	(2,537)
Nonvested at December 31, 2013	40,014
Granted	12,000
Forfeited	(746)
Nonvested at December 31, 2014	51,268

Vested at December 31, 2014	20,268